EMPLOYMENT AGREEMENT

                                     BETWEEN

                            MONARCH PROPERTIES, INC.

                                       AND

                                 DOUGLAS LISTMAN

                            DATED AS OF MARCH 2, 1998

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of March 2, 1998, between MONARCH PROPERTIES, INC., a Maryland corporation, with principal offices at 8889 Pelican Bay Boulevard, Naples, Florida 34103 (the "Employer") and DOUGLAS LISTMAN, whose address is 26392 Clarkston Drive, Bonita Springs, Florida 34135 (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Employer wishes to employ the Employee, and the Employee wishes to accept such employment, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premise, the mutual agreements herein contained, as well as the agreement to employ the Employee under the terms and conditions contained herein, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

                                    ARTICLE I

                             EMPLOYMENT RELATIONSHIP

     1.1 EMPLOYMENT. The Employer hereby employs the Employee in the position of Chief Financial Officer, with such responsibilities as may be assigned to the Employee from time to time by John B. Poole, President and Chief Executive Officer of the Employer. The Employee shall report to and be responsible to John B. Poole, President and Chief Executive Officer, for the period hereinafter set forth, and the Employee hereby accepts such employment.

     1.2 EXCLUSIVE EMPLOYMENT. During the continuation of the Employee's employment by the Employer hereunder, the Employee will, unless the Employee has first received the prior written consent of the Employer, devote the Employee's entire business time, energy, attention, and skill to the services of the Employer and to the promotion of its interests, and covenants that during such time the Employee will neither: (a) engage in, be employed by, be a director of or be otherwise directly or indirectly interested in (i) any business or activity competing with or of a nature similar to the businesses of the Employer, or (ii) any business or activity engaged in the owning, operation or management of business or activity competing with or of a nature similar to the businesses of the Employer, nor (b) take any part in any activities detrimental to the best interests of the Employer.

                                   ARTICLE II

                              PERIOD OF EMPLOYMENT

     2.1 TERM. The term of employment under this Agreement shall begin as of the date hereof, and shall end on that date which is three (3) years following the date hereof, unless sooner terminated pursuant to the terms of this Agreement. The obligations of the Employee under Section 4.4 shall only be enforceable by Employer in the event (a) the Employee terminates this Agreement for Good Reason, as defined below and the Employer pays Noncompetition Severance Pay as set forth below, (b) the Employer terminates this Agreement for cause, as defined below and the Employer pays the Noncompetition Severance pay, as set forth below, (c) this Agreement terminates on its natural expiration date and the Employer pays the Noncompetition Severance Pay as set forth below, (d) the Employer terminates this Agreement without cause and pays the Noncompetition Severance Pay as set forth below, or (e) the Employee terminates this Agreement without Good Reason.

     2.2 TERMINATION FOR CAUSE. The Employer may terminate this Agreement with cause and without any obligation to pay the Employee further compensation upon the occurrence of any one or more of the following events:

          (a)  Employee  fails  to  perform  any of  the  Employee's  duties  of employment or ceases to perform the full scope of the Employee's professional responsibilities and all assignments in accordance with the highest professional standards or breaches any material term of this Agreement, which failure, non-performance or event is not corrected within fifteen (15) days after written notice is delivered by the Employer to the Employee specifying said failure, non-performance or breach;

          (b) Employee becomes disabled or is unable to perform the Employee's normal duties, which condition persists for a period of sixty (60) days or more, and the Employer has provided the Employee with disability insurance which shall begin to pay after said sixty (60) day period expires;

          (c) Employee is convicted of a felony; or

          (d) Employee is convicted of theft, larceny or embezzlement of the Employer's tangible or intangible property.

     2.3 TERMINATION WITHOUT CAUSE. The Employer may terminate this Agreement without cause at any time prior to this Agreement's natural expiration and without any further obligation to pay the Employee further compensation; provided, however, that the Employer shall pay to the Employee Noncompetition Severance Pay, in accordance with Section 3.4 hereof.

     2.4 TERMINATION FOR GOOD REASON. (a) The Employee may terminate this Agreement for Good Reason, provided the Employee gives the Employer prior written notice that Good Reason exists (the "Good Reason Notice"), upon which termination the Employer shall have no further obligation to pay the Employee further compensation; provided, however, that the Employer shall pay to the Employee Noncompetition Severance Pay in accordance with Section 3.4. For purposes of this Agreement, Good Reason shall mean (i) the resignation of the Employee within one (l) year of a "Change of Control," as defined in Section 2.4(b) and (ii) a material diminution in the Employee's responsibilities, title, authority or status.

          (b) For purposes of this Agreement, a "Change of Control" shall be deemed to occur if (i) there shall be consummated (x) any consolidation, reorganization or merger of the Employer in which the Employer is not the continuing or surviving corporation or pursuant to which shares of the
Employer's common stock would be converted into cash, securities or other property, other than a merger of the Employer in which the holders of the
Employer's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Employer, or (ii) the stockholders of the Employer shall approve any plan or proposal for liquidation or dissolution of the Employer, or
(iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, including any "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than the Employee or any group controlled by the Employee)) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Employer's outstanding common stock (other than pursuant to a plan or arrangement entered into by such person and the Employer) and such person discloses its intent to effect a change in the control or ownership of the Employer in any filing with the Securities and Exchange Commission, or (iv) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of the Employer immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Employer, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 3.3(b)(iv) unless such election, recommendation or approval was the result of any actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

                                   ARTICLE III

                                  COMPENSATION

     3.1 BASE SALARY. For all services rendered by the Employee under this Agreement, the Employee shall receive a base salary at an initial rate of One Hundred and Twenty Thousand Dollars ($120,000) per year, payable in accordance with the pay period policy established by the Employer from time to time. Said base salary shall be reviewed annually, commencing on the next annual salary review date as determined by Employer policy. If at any time the Employer decides to effect a company-wide pay reduction, reduction of the Employee's base salary under such company-wide pay reduction shall take effect immediately and shall neither cause the termination of this Agreement nor constitute an event of default by the Employer.

     3.2 BONUSES. Within ninety (90) days of the close of each calendar year (beginning with calendar year 1998), the Employer shall pay to the Employee a cash bonus ("Cash Bonus") in such amount as may be determined at the Employer's discretion.

     3.3 ADDITIONAL BENEFITS. Separate and apart from the Employee's cash compensation as set forth above, the Employer shall provide to the Employee coverage under the Employer's standard life, health and disability insurance package as currently provided to employees on the same level as the Employee and non-cumulative paid vacation in the amount of four (4) weeks per year. The Employee shall also be eligible to participate in the Company's 1998 Omnibus Securities and Incentive Plan and, if established, any 401(k) Retirement Savings Plan.

     3.4 SEVERANCE PAY. (a) In the event the Employer chooses to terminate this Agreement without cause prior to the Agreement's natural expiration date and so notifies the Employee, or the Employee chooses to terminate this Agreement for Good Reason and so notifies the Employer, then Employer shall pay to the Employee non-competition severance pay of one-twelfth (1/12) of the greater of
(i) the Employee's then current annual salary on a monthly basis or (ii) One Hundred and Twenty Thousand Dollars ($120,000) ("Noncompetition Severance Pay") for a minimum of twelve (12) months (eighteen (18) months if the Good Reason is a Change of Control, as defined in Section 2.4(b) or the amount of time remaining until this Agreement's natural expiration, whichever is less; provided, however, that the Employee shall be bound by the non-competition restrictions of Section 4.4 for as long as the Employee is receiving such Noncompetition Severance Pay.

     (b) In the event this Agreement terminates at its natural expiration date and the Employer elects to enforce and bind the Employee to the Noncompetition restrictions of Section 4.4 below, then the Employer shall pay to the Employee Noncompetition Severance Pay for each month of restriction for a period of time which is no later than twelve
(12) months from the Agreement's natural expiration, which time period shall be at the Employer's election. The benefits provided for under Section 3.3, above, shall not continue to be applicable during such restriction period.

     (c) In the event that this Agreement is terminated by the Employer for cause, and the Employer elects to enforce and bind the Employee to the non-competition restrictions of Section 4.4, below, then the Employer shall pay to the Employee one hundred percent (100%) of the Noncompetition Severance Pay for the period during which the non-competition restrictions of Section 4.4 shall apply, up to a period of nine (9) months. The Employer may extend the nine-month restriction period of Section 4.4 by paying to the Employee the full Noncompetition Severance Pay for each month of restriction after the initial nine-month restriction period, up to a maximum of three (3) additional months, which time period shall be at the Employer's election. The benefits provided for under Section 3.3, above, shall not continue to be applicable during such restriction period.

     (d) In the event the Employee terminates this Agreement without Good Reason prior to the Agreement's natural expiration date, then the Employee shall not be entitled to any Noncompetition Severance Pay; however, the Employee shall be bound by the non-competition restrictions of Section 4.4 for a period of nine
(9) calendar months following the date of termination of the Employee's employment hereunder.

                                   ARTICLE IV

                            COVENANTS OF THE EMPLOYEE

     4.1 OWNERSHIP AND RETURN OF DOCUMENTS. The Employee agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to the Employer's operations or businesses, some of which may be prepared by the Employee, and all objects associated therewith in any way obtained by the Employee shall be the Employer's property. The Employee shall not, except for the Employer's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Employer's facilities nor use any information concerning them except for the Employer's benefit, either during the Employee's employment or thereafter. The Employee agrees that the Employee will deliver all of the aforementioned documents and objects that may be in Employee's possession to the Employer on termination of the Employee's employment, or at any other time on the Employer's request, together with the Employee's written certification of compliance with the provision of this section.

     4.2 CONFIDENTIAL INFORMATION. In connection with employment at the Employer, the Employee will have access to confidential information consisting of some or all of the following categories of information. The Employer and the Employee consider their relation one of confidence with respect to such information:

          (A) FINANCIAL INFORMATION, including, but not limited to, information relating to the Employer's earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Employer or generally, or to particular products, services, geographic areas, or time periods;

          (B) SUPPLY AND SERVICE INFORMATION, including, but not limited to, information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Employer details of which are not generally known;

          (C) MARKETING INFORMATION, including, but not limited to, information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Employer, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

          (D) PERSONNEL INFORMATION, including, but not limited to, information relating to employees' personal or medical histories, compensation or other terms of employment actual or proposed promotions, hirings, resignation, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; and

          (E) CUSTOMER INFORMATION, including, but not limited to, information relating to past, existing or prospective customers' names, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Employer, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists.

          (F) INVENTIONS AND TECHNOLOGICAL INFORMATION, including, but not limited to, information related to proprietary technology, trade secrets, research and development data, processes, formulae, data and know-how, improvements, inventions, techniques, and information that has been created, discovered or developed, or has otherwise become known to the Employer (including, without limitation, information created, discovered, developed or made known by or to the Employee during the period of or arising out of the Employee's employment by the Employer), and/or in which property rights have been assigned or otherwise conveyed to the Employer, which information has commercial value in the business in which the Employer is engaged.

     All of the foregoing are hereinafter referred to as "Trade Secrets." During and after the employment by the Employer, regardless of the reasons that such employment ends, the Employee agrees:

          (i) To hold all Trade Secrets in confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in any capacity, position or business except as it directly relates to The Employee's employment by the Employer;

          (ii) To use the Trade Secrets only in furtherance of proper employment related reasons of the Employer to further the interests of the Employer;

          (iii) To take all reasonable actions that Employer deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Employer's interest in the Trade Secrets; and

          (iv) That any of the Trade Secrets, whether prepared by the Employee or which may come into the Employee's possession during the Employee's employment hereunder, are and remain the property of the Employer and its affiliates, and all such Trade Secrets, including copies thereof, together with all other property belonging to the Employer or its affiliates, or used in their respective businesses, shall be delivered to or left with the Employer.

     This Agreement does not apply to (A) information that by means other than the Employee's deliberate or inadvertent disclosure becomes well known to the public; (B) disclosure compelled by judicial or administrative proceedings after the Employee diligently tries to avoid each disclosure and affords the Employer the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

     The Employee specifically waives any rights to customer names, customer lists, customer files or parts thereof as well as test results or information the Employee might otherwise be entitled to by virtue of any applicable state or federal law or regulation.

     4.3 NON-SOLICITATION AND NON-PIRATING. At all times following a termination or the natural expiration of this Agreement, the Employee hereby agrees that, without the express written consent of the Employer, the Employee will not, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise:

          (a) call upon any client or customer of the Employer or in any way solicit, divert or take away any client or customer of the Employer who was a client or customer of the Employer while the Employee was an employee of the Employer under this Agreement (such period being hereinafter referred to as the "Employment Period"); and

          (b) disturb, hire, entice away or in any other manner persuade any employee, client, or customer of the Employer who was an employee, client, or customer of the Employer during the Employment Period, to alter, modify or terminate their relationship with the Employer as an employee, client, or customer, as the case may be.

     4.4 NON-COMPETITION. In consideration of the Employee's employment hereunder, and subject to the provisions of Sections 2.1 and 3.4, above, the Employee hereby agrees that, without the express written consent of the Employer, the Employee will not, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise, during any period by which the Employee is receiving Noncompetition Severance Pay pursuant to
Section 3.4 or, in the event the Employee  terminates this Agreement pursuant to
Section 3.4(d), be employed by, be a director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to or otherwise associate with, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating, managing or providing consulting services to a real estate investment trust ("REIT") primarily engaged in owning or lending to healthcare-related facilities, properties and entities. This provision shall not be construed to prohibit the Employee from owning up to two percent (2%) of the issued shares of any healthcare REIT subject to the reporting requirements of Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended.

     4.5 NECESSARY RESTRICTIONS. The Employee acknowledges that the restrictions contained in Sections 4.3 and 4.4 are reasonable and necessary to protect the legitimate business interests of the Employer and that any violation thereof by him would result in irreparable harm to the Employer. Accordingly, the Employee agrees that upon the violation by him of any of the restrictions contained in Sections 4.3 or 4.4, the Employer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

     4.6 PRIOR EMPLOYERS. The Employee agrees to indemnify and hold harmless the Company, its officers, directors, and employees from and against any liabilities and expenses, including reasonable and documented attorney's fees and amounts paid in settlement, incurred by any of them in connection with any claim by any of the Employee's prior employers that the termination of the Employee's employment with such employer, the Employee's employment with the Employer, or that the use of any skills or knowledge by the Employer is a violation of contract or law. The Employee hereby represents and warrants to the Employer than (a) the Employee is not bound by any agreement with any prior employer or other party to refrain from using or disclosing any confidential information or from competing with the business of such employer or other party, (b) the Employee's performance under this Agreement will not breach any other agreement by which the Employee is bound, and (c) the Employee has not brought with him to the Employer, nor will the Employee bring or use in the performance of the Employee's responsibilities at the Employer, any materials or documents of a former employer which are not generally available to the public.

     4.7 REMEDIES FOR BREACH. The Employee acknowledges that the covenants contained in Article IV of this Agreement are independent covenants and that any failure by the Employer to perform its obligations under this Agreement (other than the act of nonpayment which is not cured by the Employer within thirty (30) days of the receipt of written notice of said condition from the

Employee)  shall not be a defense to enforcement  of the covenants  contained in
Article IV, including, but not limited to, a temporary or permanent injunction. The Employee acknowledges that damages in the event of the Employee's breach of this Article IV will be difficult, if not impossible, to ascertain and it is therefore agreed that the Employer, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining the said breach. The Employee agrees to reimburse the Employer for all costs and expenses, including reasonable and documented attorney's fees, incurred by the Employer because of any breach of this Article IV.

                                    ARTICLE V

                                   ASSIGNMENT

     5.1 PROHIBITION OF EMPLOYEE ASSIGNMENT. The Employee agrees on behalf of the Employee and the Employee's heirs and executors, personal representatives, and any other person or persons claiming any benefit under the Employee by virtue of this Agreement, that this Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee or the Employee's heirs, executors and personal representatives, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or any such rights, interests and benefits thereunder contrary to the foregoing provision, or the levy of any attachment or similar process thereupon shall be null and void and without effect and shall relieve the Employer of any and all liability hereunder.

     5.2 RIGHT OF EMPLOYER TO ASSIGN. This Agreement shall be assignable and transferable by the Employer to the Employer's transferee, assignee or any successor-in-interest, parent, subsidiary or affiliate of the Employer, and shall inure to the benefit of and be binding upon the Employee, the Employee's heirs and personal representatives, and the Employer and its successors and assigns; provided, however, the provisions of Section 2.4 shall apply if it is determined that such assignment results in "good reason", as defined in Section 2.4. The Employee agrees to execute all documents necessary to ratify and effectuate such assignment.

     5.3 BINDING EFFECT IF TRANSFERRED. In the event this Agreement is transferred by the Employer, the term "Employer" as used herein shall refer to and be binding upon the Employer's transferee or assignee.

                                   ARTICLE VI

                                     GENERAL

     6.1 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Florida, irrespective of the fact that the Employee may become a resident of a different state.

     6.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Employer and the Employee and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

     6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

     6.4 SEVERABILITY. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

     6.5 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charges prepaid, and to the address of the party to whom it is directed as indicated below, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (a) when delivered, if by hand,
(b) on the next business day following timely deposit with a nationally recognized overnight delivery service, or (c) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be accomplished, if sent by registered or certified mail, return receipt requested.

     IF TO THE EMPLOYER:       Monarch Properties, Inc.
                               8889 Pelican Bay Boulevard - Suite 501
                               Naples, Florida  34108
                               Attn: John B. Poole

     IF TO THE EMPLOYEE:       Douglas Listman
                               26392 Clarkston Drive
                               Bonita Springs, Florida 34135

     6.6 INDEPENDENT LEGAL COUNSEL. The Employee represents and warrants that the Employee has had the opportunity to seek the advice of independent legal counsel prior to signing this Agreement, and that the Company has recommended to Employee that Employee obtain such counsel.

     6.7 ATTORNEYS' FEES. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to collect from the losing party attorneys' fees and costs, including those on appeal.



                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Employer and the Employee have caused this Employment Agreement to be signed and delivered as of the day and year first above written.

EMPLOYER                                                      EMPLOYEE

MONARCH PROPERTIES, INC.

By:
   -------------------------------------------       ---------------------------
Name: John B. Poole                                  Douglas Listman
     -----------------------------------------
Title:  President and Chief Executive Officer
      ----------------------------------------